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                                                                     EXHIBIT 2.3

                              HALO HOLDINGS, INC.

                               EXCHANGE AGREEMENT

This Stock Purchase Agreement ("Agreement") is made and entered into this 24th day of March, 1999, between Bruce Bertman, referred to as "seller-shareholder," and HALO Holdings of Nevada, Inc., a corporation organized and existing under the laws of Nevada, referred to as "buyer" or "HALO."

RECITALS

(1) Seller-shareholder owns the majority of the outstanding shares of common stock of Computer Ease LLC, referred to as "seller-corporation" or "Computer Ease."

(2) Buyer wishes to buy, and seller-shareholder wishes to sell, subject to the provisions of this Agreement, 100% of the outstanding common shares, assets and liabilities of the seller-corporation, including but not limited to its computer and office equipment, network equipment, product and service specifications, receivables and new business proposals.

Now, therefore, in consideration of the above, and of the mutual covenants contained in this agreement and other good and valuable consideration, it is agreed as follows:

1. Consideration


The consideration for the acquisition of 100% of the issued outstanding shares of Computer Ease shall be $8,000,000 (the "Purchase Price") payable at Closing with shares of HALO Common Stock at the fair market value of $2 per share as determined by the board of Directors of HALO Holdings of Nevada, Inc.


2. Conduct of Business Before Closing

Seller-corporation and seller-shareholder covenant and agree that, from the date of this agreement until the date of closing, seller-corporation will at all times conduct its business in the usual and ordinary course and will not, without the written consent of buyer, (a) purchase, sell, or otherwise dispose of any property or services of any kind, other than purchases and sales in the ordinary course of business; (b) mortgage, pledge, create security interests in or otherwise encumber any of its properties or assets; (c) make or incur any capital commitment or expenditure or any unusual or long term commitment; (d) grant any increase in salary or other increased compensation to any of its employees; (e) declare or pay any dividend or make any other distribution to shareholders; (f) reveal to third persons any trade secrets, customer lists, or other

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confidential or proprietary information, or act otherwise in any manner that may adversely affect its rights, interests, assets, or business; or (g) issue or sell any additional capital interest, stock or other securities, or grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of any additional capital interest, stock or other securities.

3. Closing

The closing of the purchase and sale provided for in this agreement shall take place at the offices of HALO, no later than March 31, 1999 or at such time and place as may be mutually agreed on by the parties, the time and date being referred to in this agreement as the closing date. At the closing, seller-shareholder shall deliver to buyer all share certificates, assignments, and other instruments that may be necessary, desirable, or appropriate to transfer and assign to buyer all of the outstanding capital shares of seller-corporation, all in form and substance satisfactory to counsel for buyer and with any applicable documentary tax stamps attached.

4. Representations and Warranties of Seller-shareholder

Seller-shareholder represents and warrants to and agrees with buyer as follows:

(a) Seller-corporation is a corporation duly organized, validly existing, and in good standing under the laws of Maryland, with full corporate power to carry on its business as now being conducted and to own and operate the properties and assets now owned and operated by it. Seller-corporation is duly qualified to transact business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business. Seller-corporation has delivered to buyer a copy of its Certificate of Incorporation and all amendments thereto, together with a copy of its bylaws as amended, certified by its secretary.

(c) The outstanding capital shares of seller-corporation and any subsidiaries are legally and validly issued, fully paid and nonassessable. Any subsidiaries have not issued and do not have outstanding any option, warrant or convertible securities or other right to purchase or convert any obligation into such corporation's securities and have not agreed to issue or sell any additional securities.

(d) Seller-corporation does not own 10% or more of the outstanding stocks of any corporation except those that it owns all of the outstanding stock.

(e) Seller-shareholder is the beneficial owner of 73% of the capital shares of seller-corporation. There are no options, warrants, or other agreements or commitments obligating seller-corporation to issue any additional capital interest, shares of capital stock or other securities.

(f) Neither the execution nor the delivery of this agreement by seller-corporation and seller-shareholder, nor the performance of any of their respective obligations under this




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agreement, will result in a breach or violation of any term or provision of or constitute a default under any indenture, mortgage, or other agreement or instrument to which either of them is a party.

(g) Seller-shareholder has good title to all of the shares of seller-corporation to be sold by seller-shareholder, with full rights, power, and authority to sell and deliver such shares pursuant to this agreement. On delivery of the shares pursuant to this agreement, buyer will receive good and marketable title to the shares, free and clear of all liens, encumbrances, restrictions, equities, and any claims.

5.   Representations and Warranties of Buyer

Buyer represents and warrants to and and agrees with seller-corporation and seller-shareholder as follows:

(a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Nevada.

(b) The execution, delivery, and performance of this agreement by buyer has been duly authorized by its board of directors, and will not result in any breach of or violate or constitute a default under the Certificate of Incorporation or bylaws of buyer or any indenture, mortgage, or other agreement or instrument to which it is a party.

6.  Conditions to Obligations of Buyer

The obligations of buyer under this agreement are subject to the fulfillment, at or prior to the closing date, of the following conditions:

(a) All representations and warranties of seller-shareholder contained in this agreement and in any certificate or other instrument delivered pursuant to the provisions of this agreement, or in connection with the transactions contemplated by this agreement, shall be true on the closing date with the same force and effect as though the representations and warranties had been made on the closing date.

(b) Seller-corporation and seller-shareholder shall have performed and complied with all the terms, covenants, and conditions of this agreement to be performed or complied with by them, respectively, on or before the closing date.

The conditions contained in this Section are included in this agreement for the benefit of buyer and, without constituting a waiver of any of its rights under this agreement, may be waived, in whole or in part, by buyer.

7.  Conditions to Obligations of Seller-shareholder

The obligations of seller-shareholder under this agreement are subject to the fulfillment, on or before the closing date, of the following conditions:
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(a)      All representations and warranties of buyer contained in this agreement, and in any certificate or other instrument delivered pursuant to the provisions of this agreement, or in connection with the transactions contemplated by this agreement, shall be true on the closing date with the same force and effect as though the representations and warranties had been made on the closing date.

(b) Buyer shall have performed and complied with all the terms, covenants, and conditions of this agreement to be performed or complied with by it on or before the closing date.

The conditions contained in this Section are included for the benefit of seller-shareholder and, without constituting a waiver of any of seller-shareholder's rights under this agreement, may be waived, in whole or in part, by seller-shareholder.

8.   Choice of Law

This agreement shall be construed according to the laws of the state of New
York.

9.   Signatures

This Agreement may be executed as one or more duplicates or counterparts, any of which shall be deemed to be the original even if the others are not produced.

In witness whereof, the parties have executed this agreement on the date first above written.


/s/ BRUCE BERTMAN
--------------------------
Bruce Bertman

HALO Holdings of Nevada, Inc.

By: /s/ LEONARD TAMBASCO
        Pres